Exhibit 99.1

NEWS RELEASE For Immediate Release
Casey’s General Stores, Inc. One Convenience Blvd. Ankeny, IA 50021	Nasdaq Symbol CASY CONTACT Bill Walljasper (515) 965-6505

Casey’s Continues Strong Performance in the Second Quarter

Ankeny, Iowa, December 6, 2005—Casey’s General Stores, Inc. (Nasdaq symbol CASY) today reported $0.44 in earnings per share from continuing operations for the second quarter of fiscal 2006 ended October 31, 2005. The earnings were up 91.3% from $0.23 for the same quarter a year ago. Earnings from continuing operations year to date were $0.89 per share compared with $0.55 at the previous midyear. Chairman and CEO Ronald M. Lamb stated, “At the six-month mark all three of our business categories were exceeding annual goals for sales and margins, giving the Company a 27.9% increase in total sales and a substantial gross profit gain of 19.9%.”

Gasoline—Casey’s annual goal is to increase same-store gasoline gallons sold 2% with an average margin of 10.5 cents per gallon. On a same-store basis, gallons sold in the second quarter were up 4.3% with an average margin of 13.9 cents; for the year to date, they were up 6% with an average margin of 12.8 cents. Gross profit for the six months rose 30.1% to $72.1 million. Lamb explained that extraordinary market conditions existed during the second quarter: “Hurricane activity caused considerable volatility in wholesale gasoline costs. We adhered to our consistent policy of pricing with the competition and made gains in same-store sales and margin.”

Grocery & Other Merchandise—The annual goal is to increase same-store sales 3% with an average margin of 31.5%. The same-store sales increase was 4.5% for the quarter with an average margin of 33.2% and 6% for the year to date with an average margin of 32.6%. The six-month gross profit grew 14.7% to $135.1 million. “Our strategic focus on aligning product mix with customer demand served us well,” Lamb said, “and the lottery has become a destination item drawing additional customers to our stores.”

Prepared Food & Fountain—The annual goal is to increase same-store sales 5.5% with an average margin of 60.5%. For the quarter, same-store sales were up 4.5% with an average margin of 64.6%. For the six months, same-store sales were up 5.9% with an average margin of 64.3%. The year-to-date gross profit was $74.3 million, a 19% increase. Lamb gave this assessment: “We drove sales and margins by matching menu items to customer preferences, introducing new products, and controlling stales.”

Operating Expenses—It is the annual goal to hold the percentage increase in operating expenses to less than the percentage increase in gross profit. Operating expenses year to date were up 11.1% to $183 million. Lamb stated, “Thanks to our sound management strategies, the 19.9% increase in gross profit to $284.4 million far surpassed the percentage increase in expenses.”

Expansion—The Company is in the final stages of completing the Gas `N Shop purchase agreement. “We’re excited about the Gas ‘N Shop additions,” stated Lamb, “and we’ll begin re-branding the sites to Casey’s General Stores as soon as the transaction is closed. Our team has also targeted numerous individual competitor stores and other regional chains as potential future acquisitions.” The Company’s annual goal is to acquire 30 stores (in addition to the Gas ‘N Shop acquisition) and build 10 new stores. At October 31, 2005, Casey’s had built 7 stores, acquired 14 stores, and signed written agreements to acquire 5 more.

At its November 30, 2005 meeting, the Board of Directors declared a quarterly dividend of $0.045 per share. The dividend is payable February 15, 2006 to shareholders of record on February 1, 2006.

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Casey’s General Stores, Inc. Consolidated Statements of Earnings (Unaudited) (Dollars in thousands, except per share amounts)

	Three months ended October 31,		Six months ended October 31,
	2005	2004	2005	2004
Net sales	$967,654	$705,625	$1,828,412	$1,429,023
Franchise revenue	175	302	360	630

Total revenue	967,829	705,927	1,828,772	1,429,653

Cost of goods sold	823,307	590,710	1,544,034	1,191,840
Operating expenses	93,240	82,413	182,980	164,648
Depreciation and amortization	14,629	12,605	28,380	24,996
Interest, net	1,999	2,572	4,241	5,371

	933,175	688,300	1,759,635	1,386,855

Earnings from continuing operations before income taxes and cumulative effect of accounting change	34,654	17,627	69,137	42,798
Federal and state income taxes	12,292	6,277	24,660	15,237

Earnings from continuing operations before cumulative effect of accounting change	22,362	11,350	44,477	27,561
Loss on discontinued operations, net of tax benefit of $95, $191, $144, and $341	169	344	256	616

Cumulative effect of accounting change, net of tax benefit of $639	—	—	1,136	—

Net earnings	$22,193	$11,006	$43,085	$26,945

Basic
Earnings from continuing operations before cumulative effect of accounting change	$.44	$.23	$.89	$.55

Loss on discontinued operations	—	(.01)	(.01)	(.01)
Cumulative effect of accounting change	—	—	(.02)	—

Net earnings	$.44	$.22	$.86	$.54

Diluted
Earnings from continuing operations before cumulative effect of accounting change	$.44	$.23	$.88	$.55
Loss on discontinued operations	—	(.01)	(.01)	(.01)
Cumulative effect of accounting change	—	—	(.02)	—

Net earnings	$.44	$.22	$.85	$.54

Casey’s General Stores, Inc.

Consolidated Balance Sheets

(Dollars in thousands)

(Unaudited)

	October 31, 2005	April 30, 2005
Assets
Current assets
Cash and cash equivalents	$54,643	$49,051
Receivables	8,896	7,481
Inventories	82,696	75,392
Prepaid expenses	6,144	4,579
Income taxes receivable	—	5,927

Total current assets	152,379	142,430

Other assets, net of amortization	7,256	5,567
Property and equipment, net of accumulated depreciation October 31, 2005 $465,948 April 30, 2005 $447,197	748,110	722,912

Total assets	$907,745	$870,909

Liabilities and Shareholders’ Equity
Current liabilities
Current maturities of long-term debt	$28,999	$27,636
Accounts payable	95,162	100,640
Accrued expenses	51,083	41,851
Income taxes payable	4,117	—

Total current liabilities	179,361	170,127

Long-term debt, net of current maturities	110,923	123,064
Deferred income taxes	101,280	102,039
Deferred compensation	6,889	6,542

Total liabilities	398,453	401,772

Total shareholders’ equity	509,292	469,137

Total liabilities and shareholders’ equity	$907,745	$870,909

Certain statements in this news release, including any discussion of management expectations for future periods, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from future results expressed or implied by those statements. Casey’s disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

Sales and Gross Profit by Product

(Amounts in thousands)

Six months ended 10/31/05	Gasoline	Grocery & Other Merchandise	Prepared Food & Fountain	Other	Total
Sales	$1,291,192	$414,291	$115,631	$7,298	$1,828,412
Gross profit	$72,134	$135,076	$74,319	$2,849	$284,378
Margin	5.6%	32.6%	64.3%	39.0%	15.6%

Gasoline gallons	564,733

Six months ended 10/31/04
Sales	$935,707	$377,507	$104,709	$11,100	$1,429,023
Gross profit	$55,459	$117,736	$62,447	$1,541	$237,183
Margin	5.9%	31.2%	59.6%	13.9%	16.6%

Gasoline gallons	502,380

Gasoline Gallons

Same-store Sales Growth

	Q1	Q2	Q3	Q4	Fiscal Year
F2006	7.7%	4.3%
F2005	-1.3	1.0	2.8%	5.6%	1.9%
F2004	6.4	3.4	0.7	1.7	3.1
F2003	-5.5	-5.1	-4.4	4.1	-3.0
Gasoline Margin (Cents per gallon)
	Q1	Q2	Q3	Q4	Fiscal Year
F2006	11.7 ¢	13.9 ¢
F2005	11.9	9.7	10.2 ¢	10.7 ¢	10.7 ¢
F2004	9.8	11.9	9.1	9.5	10.1
F2003	9.9	11.7	11.9	10.5	11.0
Grocery & Other Merchandise Same-store Sales Growth
	Q1	Q2	Q3	Q4	Fiscal Year
F2006	7.4%	4.5%
F2005	2.1	4.8	6.8%	6.3%	4.8%
F2004	0.6	-0.5	-1.2	2.8	0.4
F2003	4.2	0.8	-3.1	-1.9	0.2
Grocery & Other Merchandise Margin
	Q1	Q2	Q3	Q4	Fiscal Year
F2006	32.0%	33.2%
F2005	31.4	31.0	31.7%	30.0%	30.9%
F2004	31.7	32.5	31.1	29.3	31.2
F2003	31.3	33.1	30.8	31.5	31.7
Prepared Food & Fountain Same-store Sales Growth
	Q1	Q2	Q3	Q4	Fiscal Year
F2006	7.2%	4.5%
F2005	6.1	9.0	9.0%	9.8%	8.4%
F2004	5.8	4.1	4.5	7.6	5.5
F2003	2.8	2.0	-2.9	2.4	1.1
Prepared Food & Fountain Margin
	Q1	Q2	Q3	Q4	Fiscal Year
F2006	64.0%	64.6%
F2005	58.8	60.5	61.4%	61.0%	60.3%
F2004	60.9	62.9	60.4	58.6	60.7
F2003	59.2	60.2	60.4	58.2	59.9

Corporate information is available at this web site: http://www.caseys.com. Earnings will be reported during a conference call on December 7, 2005. The call will be broadcast live over the Internet at 9:30 a.m. CST via the

Investor Relations section of our Web site and will be available in an archived format.